Exhibit 99.1

For additional information, contact:

Derek Shelnutt

EVP & Chief Financial Officer

229-426-6000, extension 6119

COLONY BANKCORP, INC. REPORTS FIRST QUARTER 2026 RESULTS

DECLARES QUARTERLY CASH DIVIDEND OF $0.12 PER SHARE

FITZGERALD, GA. (April 22, 2026) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the first quarter of 2026.  Financial highlights are shown below.

Financial Highlights:

●	Net income was $8.2 million, or $0.39 per diluted share, for the first quarter of 2026, compared to $7.8 million, or $0.42 per diluted share, for the fourth quarter of 2025, and $6.6 million, or $0.38 per diluted share, for the first quarter of 2025.
●	Operating net income was $9.5 million, or $0.45 of operating earnings per diluted share, for the first quarter of 2026, compared to $8.9 million, or $0.48 of operating earnings per diluted share, for the fourth quarter of 2025, and $6.6 million, or $0.38 of operating earnings per diluted share, for the first quarter of 2025. (See Reconciliation of Non-GAAP Measures).
●	Provision for credit losses of $1.75 million was recorded in the first quarter of 2026 compared to $1.65 million in the fourth quarter of 2025, and $1.50 million in the first quarter of 2025.
●	Total loans, excluding loans held for sale, were $2.41 billion at March 31, 2026, an increase of $32.2 million, or 1.35%, from the prior quarter.
●	Total deposits were $3.05 billion and $3.07 billion at March 31, 2026 and December 31, 2025, respectively, a decrease of $19.1 million.
●	Mortgage production was $88.5 million, and mortgage sales totaled $61.4 million in the first quarter of 2026 compared to $89.5 million and $68.1 million, respectively, for the fourth quarter of 2025.
●	Small Business Specialty Lending (“SBSL”) closed $13.1 million in Small Business Administration (“SBA”) loans and sold $10.4 million in SBA loans in the first quarter of 2026 compared to $29.1 million and $16.8 million, respectively, for the fourth quarter of 2025.

The Company also announced that on April 22, 2026, the Board of Directors declared a quarterly cash dividend of $0.12 per share, to be paid on its common stock on May 20, 2026, to shareholders of record as of the close of business on May 6, 2026. The Company had 21,162,104 shares of its common stock outstanding as of April 20, 2026.

"Our first quarter performance represents a strong start to the year, characterized by meaningful improvement compared to the first quarter in the prior year and continued disciplined execution of our strategic initiatives. In addition to our solid financial performance during the quarter, our team successfully completed the TC Federal customer integration and core systems conversion which represents a significant operational achievement that allows us to fully realize the efficiencies of our combined organization and provides a scalable platform for future growth,” said Heath Fountain, Chief Executive Officer.

"Beyond core banking operations, our complementary lines of business continue to demonstrate significant momentum, contributing to a notable increase in noninterest income compared to the first quarter of the prior year. This growth highlights the success of our diversification strategy and our ability to deepen client relationships across our platform.”

“Colony Insurance and Colony Financial Advisors both achieved their strongest quarters to date on a pre-tax basis. The performance of these lines of business illustrates the value of our integrated financial services model and provides a resilient, diversified revenue stream that complements our core banking operations."

“We are also encouraged by the continued expansion of our net interest margin, marking another consecutive quarter of improvement. This trend, supported by our diligent management of deposit costs and asset yields, reinforces the underlying strength of our balance sheet. As we move forward, we remain committed to leveraging our enhanced scale and operational stability to deliver consistent results for our shareholders."

Balance Sheet

●	Total assets were $3.72 billion at March 31, 2026, a slight decrease of $14.8 million from December 31, 2025.
●	Total loans, excluding loans held for sale, were $2.41 billion at March 31, 2026, an increase of $32.2 million from December 31, 2025.
●	Total deposits were $3.05 billion and $3.07 billion at March 31, 2026 and December 31, 2025, respectively, a decrease of $19.1 million. Decreases were seen in noninterest-bearing demand deposits of $31.5 million, interest-bearing demand deposits of $4.5 million and time deposits of $1.7 million while savings and money market deposits increased $18.6 million, from December 31, 2025 to March 31, 2026. The decline in organic customer deposits was driven by the seasonal municipal deposit outflow early in the quarter, however customer deposits increased in the month of March.
●	Total borrowings at March 31, 2026 totaled $258.1 million, an increase of $32,000 compared to December 31, 2025.

Capital

●	Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
●	Under the Company’s approved stock repurchase program, a total of 89,109 shares of the Company common stock were repurchased during the first quarter of 2026 at an average price of $19.78 per share and a total value of $1,762,839.
●	Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.84%, 13.44%, 15.75%, and 12.53%, respectively, at March 31, 2026.

First Quarter 2026 Results of Operations

●	Net interest income, on a tax-equivalent basis, totaled $29.4 million for the first quarter ended March 31, 2026 compared to $21.1 million for the same period in 2025. Increases occurred in income on interest earning assets which was more than offset by a slight increase in interest bearing liabilities. Income on interest earning assets increased $9.3 million to $45.0 million for the first quarter of 2026 compared to the same period in 2025. Expense on interest bearing liabilities increased $1.1 million to $15.7 million for the first quarter of 2026 compared to the same period in 2025.
●	Net interest margin for the first quarter of 2026 was 3.48% compared to 2.93% for the first quarter of 2025. This increase was impacted by the Company’s acquisition of TC Bancshares, Inc. in the fourth quarter of 2025, and in addition related to increases in interest earning asset yields period over period, as well as the decreased cost of funds.
●	Noninterest income totaled $10.7 million for the first quarter of 2026, an increase of $1.6 million, or 18.2%, compared to the same period in 2025. Increases occurred in service charges on deposits, mortgage fee income, interchange fees, insurance commissions and an increase in wealth advisor income included in other noninterest income, partially offset by decreases in gains on sales of SBA loans.
●	Noninterest expense totaled $27.7 million for the first quarter of 2026, compared to $20.2 million for the same period in 2025. This increase was a result of increases in salaries and employee benefits, occupancy and equipment, information technology expenses, professional fees, advertising and public relations, and acquisition expenses related to the acquisition of TC Bancshares, Inc. which occurred in the fourth quarter of 2025.

Asset Quality

●	Nonperforming assets totaled $19.9 million and $24.7 million at March 31, 2026 and December 31, 2025, respectively, a decrease of $4.8 million.
●	Other real estate owned and repossessed assets totaled $2.1 million at March 31, 2026 and $1.2 million at December 31, 2025.
●	Net loans charged-off were $1.7 million, or 0.29% of average loans for the first quarter of 2026, compared to $1.6 million, or 0.30% for the fourth quarter of 2025.
●	The credit loss reserve was $21.7 million, or 0.90% of total loans, at March 31, 2026, compared to $23.0 million, or 0.97% of total loans at December 31, 2025.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, April 23, 2026, to discuss the recent results and answer relevant questions. The conference call can be accessed by dialing 1-800-715-9871 and using the Conference ID: 2679228.  A replay of the call will be available until Thursday, April 30, 2026.  To listen to the replay, dial 1-800-770-2030 and entering the passcode 2679228#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia as well as in Birmingham, Alabama, and across North  Florida, including Tallahassee, Jacksonville,  and the Florida Panhandle. Colony Bank provides a consultative approach in offering a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony Bank provides specialized solutions including mortgage lending, government-guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony Bankcorp’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements relating to the timing, benefits, costs, and synergies of the recently completed acquisition of TC Bancshares, Inc. (“TC Bancshares”) (the “Merger”), and (vi) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of volatile interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from negative media coverage and perceived instability in the banking industry and the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, those related to credit card interest rates, and legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise and, separately, the recent shutdown of the U.S. federal government); general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous or pending acquisitions, and the Company’s pursuit of future acquisitions; risks associated with the recent Merger, including the risk that the cost savings and any revenue synergies may not be realized or take longer than anticipated to be realized as well as disruption with customers, suppliers, employee or other business partners relationships; the risk of successful integration of TC Bancshares’ business into the Company; the reaction of each of the Company’s and TC Bancshares’ customers, suppliers, employees or other business partners to the Merger; the risk that the integration of TC Bancshares’ operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected; the timing and achievement of expected cost reductions following the Merger; the timing and achievement of the recovery of the reduction of tangible book value resulting from the Merger; general competitive, economic, political, and market conditions; the impact of emerging technologies, such as generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, except as required by applicable law.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, operating earnings per diluted share, operating return on average assets, operating return on average equity, operating return on average tangible equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively.  Operating noninterest income excludes loss on sales of securities.  Operating noninterest expense excludes acquisition-related expenses, severance costs and loss related to wire fraud incident. Operating net income, operating return on average assets, operating return on average equity, operating return on average tangible equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, loss on sales of securities and loss related to wire fraud incident from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, loss on sales of securities and loss related to wire fraud incident.  Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees.  Operating earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share, tangible equity to tangible assets and operating return on average tangible equity exclude goodwill and other intangibles from book value per common share, total equity to total assets and return on average equity, respectively.  Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, operating earnings per diluted share, operating return on average assets, operating return on average equity, operating return on average tangible equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.

Reconciliation of Non-GAAP Measures

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$10,692	$11,047	$10,091	$10,098	$9,044
Loss on sales of securities	—	—	1,039	—	—
Operating noninterest income	$10,692	$11,047	$11,130	$10,098	$9,044

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$27,674	$25,709	$24,612	$22,004	$20,221
Acquisition-related expenses	(1,637)	(1,331)	(732)	—	—
Loss related to wire fraud incident	—	—	(1,252)	—	—
Operating noninterest expense	$26,037	$24,378	$22,628	$22,004	$20,221

Operating net income reconciliation
Net income (GAAP)	$8,204	$7,843	$5,819	$7,978	$6,613
Acquisition-related expenses	1,637	1,331	732	—	—
Loss related to wire fraud incident	—	—	1,252	—	—
Loss on sales of securities	—	—	1,039	—	—
Income tax benefit	(356)	(269)	(612)	—	—
Operating net income	$9,485	$8,905	$8,230	$7,978	$6,613

Weighted average diluted shares	21,222,237	18,729,511	17,461,434	17,448,945	17,509,059

Operating earnings per diluted share	$0.45	$0.48	$0.47	$0.46	$0.38

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.90%	0.93%	0.75%	1.02%	0.85
Acquisition-related expenses	0.18	0.15	0.10	—	—
Loss related to wire fraud incident	—	—	0.16	—	—
Loss on sales of securities	—	—	0.13	—	—
Tax effect of adjustment items	(0.04)	(0.03)	(0.08)	—	—
Operating return on average assets	1.04%	1.05%	1.06%	1.02%	0.85

Operating return on average equity reconciliation
Return on average equity (GAAP)	8.77%	9.49%	7.80%	11.14%	9.63
Acquisition-related expenses	1.74	1.62	0.98	—	—
Loss related to wire fraud incident	—	—	1.68	—	—
Loss on sales of securities	—	—	1.39	—	—
Tax effect of adjustment items	(0.38)	(0.33)	(0.82)	—	—
Operating return on average equity	10.13%	10.78%	11.03%	11.14%	9.63

Colony Bankcorp, Inc.

Reconciliation of Non-GAAP Measures

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Operating return on average tangible equity reconciliation
Return on average tangible equity	10.80%	11.63%	9.56%	13.70%	11.83%
Acquisition-related expenses	2.16	1.97	1.20	—	—
Loss related to wire fraud incident	—	—	2.06	—	—
Loss on sales of securities	—	—	1.71	—	—
Tax effect of adjustment items	(0.47)	(0.40)	(1.01)	—	—
Operating return on average tangible equity	12.49%	13.20%	13.52%	13.70%	11.83%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$17.98	$17.69	$17.31	$16.87	$16.41
Effect of goodwill and other intangibles	(3.33)	(3.38)	(3.11)	(3.14)	(2.95)
Tangible book value per common share	$14.65	$14.31	$14.20	$13.73	$13.46

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	10.22%	10.06%	9.59%	9.43%	9.05%
Effect of goodwill and other intangibles	(1.73)	(1.76)	(1.59)	(1.62)	(1.51)
Tangible equity to tangible assets	8.49%	8.30%	8.00%	7.81%	7.54%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	69.37%	69.65%	75.06%	67.74%	67.41%
Acquisition-related expenses	(4.10)	(3.61)	(1.98)	—	—
Loss related to wire fraud incident	—	—	(3.38)	—	—
Loss on sales of securities	—	—	(2.81)	—	—
Operating efficiency ratio	65.27%	66.04%	66.89%	67.74%	67.41%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.86%	1.73%	1.86%	1.52%	1.44%
Acquisition-related expenses	(0.18)	(0.15)	(0.09)	—	—
Loss related to wire fraud incident	—	—	(0.16)	—	—
Loss on sales of securities	—	—	(0.13)	—	—
Operating net noninterest expense to average assets	1.68%	1.58%	1.48%	1.52%	1.44%

Pre-provision net revenue
Net interest income before provision for credit losses	$29,203	$25,865	$22,699	$22,385	$20,952
Noninterest income	10,692	11,047	10,091	10,098	9,044
Total income	39,895	36,912	32,790	32,483	29,996
Noninterest expense	27,674	25,709	24,612	22,004	20,221
Pre-provision net revenue	$12,221	$11,203	$8,178	$10,479	$9,775

Operating pre-provision net revenue
Net interest income before provision for credit losses	$29,203	$25,865	$22,699	$22,385	$20,952
Operating noninterest income	10,692	11,047	11,130	10,098	9,044
Total operating income	39,895	36,912	33,829	32,483	29,996
Operating noninterest expense	26,037	24,378	22,628	22,004	20,221
Operating pre-provision net revenue	$13,858	$12,534	$11,201	$10,479	$9,775

(1)	Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.

Selected Financial Information

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNINGS SUMMARY
Net interest income	$29,203	$25,865	$22,699	$22,385	$20,952
Provision for credit losses	1,750	1,650	900	450	1,500
Noninterest income	10,692	11,047	10,091	10,098	9,044
Noninterest expense	27,674	25,709	24,612	22,004	20,221
Income taxes	2,267	1,710	1,459	2,051	1,662
Net income	$8,204	$7,843	$5,819	$7,978	$6,613

PER COMMON SHARE
Common shares outstanding	21,162,104	21,251,695	17,461,284	17,416,702	17,481,709
Weighted average basic shares	21,222,237	18,729,511	17,461,434	17,448,945	17,509,059
Weighted average diluted shares	21,222,237	18,729,511	17,461,434	17,448,945	17,509,059
Earnings per basic share	$0.39	$0.42	$0.33	$0.46	$0.38
Earnings per diluted share	0.39	0.42	0.33	0.46	0.38
Operating earnings per diluted share(b)	0.45	0.48	0.47	0.46	0.38
Cash dividends declared per share	0.1200	0.1150	0.1150	0.1150	0.1150
Common book value per share	17.98	17.69	17.31	16.87	16.41
Tangible book value per common share(b)	14.65	14.31	14.20	13.73	13.46
Pre-provision net revenue(b)	12,221	11,203	8,178	10,479	9,775

SELECTED PERFORMANCE RATIOS:
Return on average assets	0.90%	0.93%	0.75%	1.02%	0.85%
Return on average total equity	8.77	9.49	7.80	11.14	9.63
Return on average tangible equity	10.80	11.63	9.56	13.70	11.83
Efficiency ratio	69.37	69.65	75.06	67.74	67.41
Net noninterest expense to average assets	1.86	1.73	1.86	1.52	1.44
Total equity to total assets	10.22	10.06	9.59	9.43	9.05
Tangible equity to tangible assets (b)	8.49	8.30	8.00	7.81	7.54
Net interest margin (a)	3.48	3.32	3.17	3.12	2.93

OPERATING SELECTED PERFORMANCE RATIOS:
Operating return on average assets (b)	1.04%	1.05%	1.06%	1.02%	0.85%
Operating return on average total equity (b)	10.13	10.78	11.03	11.14	9.63
Operating return on average tangible equity (b)	12.49	13.20	13.52	13.70	11.83
Operating efficiency ratio (b)	65.27	66.04	66.89	67.74	67.41
Operating net noninterest expense to average assets(b)	1.68	1.58	1.48	1.52	1.44

Colony Bankcorp, Inc.

Selected Financial Information

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY
Nonperforming portfolio loans	$12,619	$17,190	$9,082	$4,760	$7,538
Nonperforming SBA government loans-guaranteed portion	2,012	4,772	4,076	4,583	3,647
Nonperforming SBA government loans-unguaranteed portion	2,968	1,418	1,110	1,241	1,271
Loans 90 days past due and still accruing	178	95	98	107	22
Total nonperforming loans (NPLs)	17,777	23,475	14,366	10,691	12,478
Other real estate owned	1,873	1,048	710	710	522
Repossessed assets	205	190	160	21	6
Total nonperforming assets (NPAs)	19,855	24,713	15,236	11,422	13,006
Classified loans	39,225	40,481	24,183	25,112	26,453
Criticized loans	86,740	84,721	60,505	54,814	55,823
Net loan charge-offs (recoveries)	1,709	1,600	1,827	1,049	606
Allowance for credit losses to total loans	0.90%	0.97%	0.89%	0.96%	1.04%
Allowance for credit losses to total NPLs	122.10	98.04	125.89	179.15	160.26
Allowance for credit losses to total NPAs	109.32	93.13	118.71	167.69	153.75
Net charge-offs (recoveries) to average loans, net	0.29	0.30	0.36	0.21	0.13
NPLs to total loans	0.74	0.99	0.71	0.54	0.65
NPAs to total assets	0.53	0.66	0.48	0.37	0.41
NPAs to total loans and foreclosed assets	0.82	1.04	0.75	0.57	0.68

ACTUAL BALANCES
Total assets	$3,720,613	$3,735,401	$3,152,746	$3,115,617	$3,171,825
Loans held for sale	16,536	78,990	19,286	22,163	24,844
Loans, net of unearned income	2,413,465	2,381,224	2,037,056	1,993,580	1,921,263
Deposits	3,048,419	3,067,521	2,584,329	2,556,230	2,622,531
Total stockholders’ equity	380,403	375,920	302,332	293,857	286,925

AVERAGE BALANCES
Total assets	$3,698,663	$3,357,785	$3,092,411	$3,138,125	$3,149,321
Loans held for sale	21,863	59,868	17,062	22,495	23,253
Loans, net of unearned income	2,399,971	2,148,729	2,024,153	1,960,025	1,869,476
Deposits	3,025,462	2,752,576	2,526,739	2,586,620	2,606,706
Total stockholders’ equity	379,582	327,830	296,027	287,325	278,551

(a)	Computed using fully taxable-equivalent net income.
(b)	Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.

Average Balance Sheet and Net Interest Analysis

	Three Months Ended March 31,
	2026			2025
	Average	Income/	Yields/	Average	Income/	Yields/
(dollars in thousands)	Balances	Expense	Rates	Balances	Expense	Rates
Assets
Interest-earning assets:
Loans held for sale	$21,863	$454	8.42%	$23,253	$328	5.73%
Loans, net of unearned income [1]	2,399,971	37,568	6.35%	1,869,476	27,716	6.01%
Investment securities, taxable	668,824	4,537	2.75%	710,293	4,837	2.76%
Investment securities, tax-exempt [2]	94,588	489	2.10%	94,379	494	2.12%
Deposits in banks and short term investments	240,446	1,993	3.36%	229,016	2,322	4.11%
Total interest-earning assets	3,425,692	45,041	5.33%	2,926,417	35,697	4.95%
Noninterest-earning assets	272,972			222,904
Total assets	$3,698,663			$3,149,321
Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,725,632	$5,951	1.40%	$1,549,509	$6,468	1.69%
Other time	812,531	6,863	3.43%	601,920	5,305	3.57%
Total interest-bearing deposits	2,538,163	12,814	2.05%	2,151,429	11,773	2.22%
Federal funds purchased	0	—	—%	—	—	—%
Federal Home Loan Bank advances	195,000	1,985	4.13%	185,000	1,873	4.10%
Other borrowings	63,141	888	5.71%	63,048	927	5.97%
Total other interest-bearing liabilities	258,141	2,873	4.51%	248,048	2,800	4.58%
Total interest-bearing liabilities	2,796,304	15,687	2.28%	2,399,477	14,573	2.46%
Noninterest-bearing liabilities:
Demand deposits	487,299			$455,277
Other liabilities	35,479			16,016
Stockholders’ equity	379,582			278,551
Total noninterest-bearing liabilities and stockholders’ equity	902,360			749,844
Total liabilities and stockholders’ equity	$3,698,663			$3,149,321
Interest rate spread			3.05%			2.49%
Net interest income		$29,354			$21,124
Net interest margin			3.48%			2.93%

1 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $48,000 and $68,000 for the quarters ended March 31, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans.  Accretion income of $1.3 million and $20,000 for the quarters ended March 31, 2026 and 2025, respectively, are also included in income and fees on loans.

2 Taxable-equivalent adjustments totaling $103,000 and $104,000 for the quarters ended March 31, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.

Segment Reporting

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Banking Division
Net interest income	$28,223	$24,781	$21,629	$21,319	$19,989
Provision for credit losses	780	776	(371)	(330)	1,221
Noninterest income	7,131	6,996	6,144	5,969	5,774
Noninterest expenses	24,420	22,502	21,075	18,269	16,790
Income taxes	2,194	1,493	1,413	1,908	1,551
Segment income	$7,960	$7,006	$5,656	$7,441	$6,201

Total segment assets	$3,619,249	$3,625,785	$3,046,699	$3,010,416	$3,065,385

Full time employees	426	447	383	390	366

Mortgage Banking Division
Net interest income	$38	$65	$62	$44	$53
Provision for credit losses	—	—	—	—	—
Noninterest income	1,886	2,012	1,851	1,984	1,579
Noninterest expenses	1,702	1,695	2,066	1,710	1,601
Income taxes	52	81	(27)	69	10
Segment income	$170	$301	$(126)	$249	$21

Total segment assets	$12,036	$13,648	$12,959	$14,296	$16,041

Variable noninterest expense(1)	$597	$984	$1,229	$1,157	$880
Fixed noninterest expense	1,105	711	837	553	721

Full time employees	48	48	46	43	42

Small Business Specialty Lending Division
Net interest income	$942	$1,019	$1,008	$1,022	$910
Provision for credit losses	970	874	1,271	780	279
Noninterest income	1,675	2,039	2,096	2,145	1,691
Noninterest expenses	1,552	1,512	1,471	2,025	1,830
Income taxes	21	136	73	74	101
Segment income	$74	$536	$289	$288	$391

Total segment assets	$89,328	$95,968	$93,088	$90,905	$90,399

Full time employees	32	31	31	34	35

Total Consolidated
Net interest income	$29,203	$25,865	$22,699	$22,385	$20,952
Provision for credit losses	1,750	1,650	900	450	1,500
Noninterest income	10,692	11,047	10,091	10,098	9,044
Noninterest expenses	27,674	25,709	24,612	22,004	20,221
Income taxes	2,267	1,710	1,459	2,051	1,662
Segment income	$8,204	$7,843	$5,819	$7,978	$6,613

Total segment assets	$3,720,613	$3,735,401	$3,152,746	$3,115,617	$3,171,825

Full time employees	506	526	460	467	443

(1)	Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.

Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$24,349	$27,307
Interest-bearing deposits in banks and federal funds sold	271,457	230,333
Cash and cash equivalents	295,806	257,640
Investment securities available for sale, at fair value	375,340	383,817
Investment securities held to maturity, at amortized cost	371,918	386,618
Other investments	19,286	19,176
Loans held for sale	16,536	78,990
Loans, net of unearned income	2,413,465	2,381,224
Allowance for credit losses	(21,705)	(23,014)
Loans, net	2,391,760	2,358,210
Premises and equipment	36,842	37,045
Other real estate owned	1,873	1,048
Goodwill	63,047	63,873
Other intangible assets	7,396	7,851
Bank owned life insurance	68,936	68,457
Deferred income taxes, net	18,804	19,582
Other assets	53,069	53,094
Total assets	$3,720,613	$3,735,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$495,234	$526,803
Interest-bearing	2,553,185	2,540,718
Total deposits	3,048,419	3,067,521
Federal Home Loan Bank advances	194,981	194,972
Other borrowed money	63,156	63,132
Accrued expenses and other liabilities	33,654	33,856
Total liabilities	3,340,210	3,359,481

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 21,162,104 and 21,251,695 issued and outstanding, respectively	21,162	21,252
Paid in capital	227,071	228,577
Retained earnings	166,237	160,584
Accumulated other comprehensive loss, net of tax	(34,067)	(34,493)
Total stockholders’ equity	380,403	375,920
Total liabilities and stockholders’ equity	$3,720,613	$3,735,401

Colony Bankcorp, Inc.

Consolidated Statements of Income (unaudited)

	Three months ended March 31,
	2026	2025
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$37,974	$27,976
Investment securities	4,923	5,227
Deposits in banks and short term investments	1,993	2,322
Total interest income	44,890	35,525

Interest expense:
Deposits	12,814	11,773
Federal Home Loan Bank advances	1,985	1,873
Other borrowings	888	927
Total interest expense	15,687	14,573
Net interest income	29,203	20,952
Provision for credit losses	1,750	1,500
Net interest income after provision for credit losses	27,453	19,452

Noninterest income:
Service charges on deposits	2,561	2,172
Mortgage fee income	1,935	1,579
Gain on sales of SBA loans	962	1,035
Interchange fees	2,186	1,938
BOLI income	477	396
Insurance commissions	844	469
Other	1,727	1,455
Total noninterest income	10,692	9,044

Noninterest expense:
Salaries and employee benefits	15,923	11,905
Occupancy and equipment	1,957	1,580
Acquisition related	1,637	—
Information technology expenses	2,774	2,477
Professional fees	1,120	748
Advertising and public relations	1,106	805
Communications	224	205
Other	2,933	2,501
Total noninterest expense	27,674	20,221
Income before income taxes	10,471	8,275
Income taxes	2,267	1,662
Net income	$8,204	$6,613
Earnings per common share:
Basic	$0.39	$0.38
Diluted	0.39	0.38
Dividends declared per share	0.1200	0.1150
Weighted average common shares outstanding:
Basic	21,222,237	17,509,059
Diluted	21,222,237	17,509,059

Colony Bankcorp, Inc.

Quarterly Consolidated Statements of Income

	2026	2025
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$37,974	$34,461	$31,535	$30,361	$27,976
Investment securities	4,923	4,543	4,518	5,148	5,227
Deposits in banks and short term investments	1,993	1,696	839	1,326	2,322
Total interest income	44,890	40,700	36,892	36,835	35,525

Interest expense:
Deposits	12,814	11,973	11,332	11,632	11,773
Federal Home Loan Bank advances	1,985	1,947	1,909	1,889	1,873
Other borrowings	888	915	952	929	927
Total interest expense	15,687	14,835	14,193	14,450	14,573
Net interest income	29,203	25,865	22,699	22,385	20,952
Provision for credit losses	1,750	1,650	900	450	1,500
Net interest income after provision for credit losses	27,453	24,215	21,799	21,935	19,452

Noninterest income:
Service charges on deposits	2,561	2,664	2,640	2,219	2,172
Mortgage fee income	1,935	2,121	1,851	1,984	1,579
Gain on sales of SBA loans	962	1,376	1,411	1,550	1,035
Loss on sales of securities	—	—	(1,039)	—	—
Interchange fees	2,186	2,154	2,273	2,073	1,938
BOLI income	477	577	396	423	396
Insurance commissions	844	755	874	766	469
Other	1,727	1,400	1,685	1,083	1,455
Total noninterest income	10,692	11,047	10,091	10,098	9,044

Noninterest expense:
Salaries and employee benefits	15,923	14,115	13,532	12,865	11,905
Occupancy and equipment	1,957	1,758	1,732	1,683	1,580
Acquisition related	1,637	1,331	732	—	—
Information technology expenses	2,774	2,903	2,680	2,592	2,477
Professional fees	1,120	1,019	998	742	748
Advertising and public relations	1,106	1,402	1,130	942	805
Communications	224	194	218	188	205
Other	2,933	2,987	3,590	2,992	2,501
Total noninterest expense	27,674	25,709	24,612	22,004	20,221
Income before income taxes	10,471	9,553	7,278	10,029	8,275
Income taxes	2,267	1,710	1,459	2,051	1,662
Net income	$8,204	$7,843	$5,819	$7,978	$6,613
Earnings per common share:
Basic	$0.39	$0.42	$0.33	$0.46	$0.38
Diluted	0.39	0.42	0.33	0.46	0.38
Dividends declared per share	0.1200	0.1150	0.1150	0.1150	0.1150
Weighted average common shares outstanding:
Basic	21,222,237	18,729,511	17,461,434	17,448,945	17,509,059
Diluted	21,222,237	18,729,511	17,461,434	17,448,945	17,509,059

Colony Bankcorp, Inc.

Quarterly Deposits Composition Comparison

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Noninterest-bearing demand	$495,234	$526,803	$442,142	$434,785	$449,818
Interest-bearing demand	927,768	932,262	811,031	838,540	873,156
Savings and money markets	806,434	787,811	644,312	667,135	689,446
Time over $250,000	237,311	239,175	192,545	193,427	189,466
Other time	581,672	581,470	494,299	422,343	420,645
Total	$3,048,419	$3,067,521	$2,584,329	$2,556,230	$2,622,531

Colony Bankcorp, Inc.

Quarterly Deposits by Location Comparison

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Augusta	$22,496	$18,387	$—	$—	$—
Florida	167,406	157,056	—	—	—
Coastal Georgia	129,957	141,013	127,587	138,838	142,230
Middle Georgia	266,574	262,075	259,934	277,880	283,149
Atlanta and North Georgia	311,159	335,762	315,822	344,329	333,845
South Georgia	1,421,164	1,431,775	1,205,891	1,203,732	1,249,192
West Georgia	328,077	326,054	341,056	325,946	335,438
Brokered deposits	136,894	131,906	130,000	59,494	59,499
Reciprocal deposits	264,692	263,493	204,039	206,011	219,178
Total	$3,048,419	$3,067,521	$2,584,329	$2,556,230	$2,622,531

Colony Bankcorp, Inc.

Quarterly Loan Comparison

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Core	$1,940,583	$1,885,200	$1,935,648	$1,887,456	$1,808,879
Purchased	472,882	496,024	101,408	106,124	112,384
Loans, net of unearned income	$2,413,465	$2,381,224	$2,037,056	$1,993,580	$1,921,263

Colony Bankcorp, Inc.

Quarterly Loans by Composition Comparison

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Construction, land & land development	$309,161	$302,512	$240,819	$238,078	$208,872
Other commercial real estate	1,240,210	1,249,720	1,064,984	1,059,149	1,052,967
Total commercial real estate	1,549,371	1,552,232	1,305,803	1,297,227	1,261,839
Residential real estate	483,247	459,549	377,058	356,515	345,521
Commercial, financial & agricultural	220,933	218,532	213,274	212,872	213,355
Consumer and other	159,914	150,911	140,921	126,966	100,548
Loans, net of unearned income	$2,413,465	$2,381,224	$2,037,056	$1,993,580	$1,921,263

Colony Bankcorp, Inc.

Quarterly Loans by Location Comparison

	2026	2025
	First	Fourth	Third	Second	First
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Alabama	$49,546	$47,971	$48,351	$50,856	$52,183
Florida	238,262	236,810	26,061	24,562	19,490
Augusta	84,548	85,072	92,988	95,246	91,758
Coastal Georgia	355,350	358,271	263,763	253,177	230,242
Middle Georgia	115,385	121,276	120,601	125,435	130,302
Atlanta and North Georgia	455,197	456,593	463,007	445,921	441,323
South Georgia	512,651	462,085	403,192	408,954	398,295
West Georgia	186,661	174,626	172,688	168,968	168,851
Small Business Specialty Lending	83,288	84,928	84,999	81,242	79,517
Consumer Portfolio Mortgages	236,984	263,385	270,941	262,846	251,816
Marine/RV Lending	94,775	88,852	88,968	75,649	55,033
Other	818	1,355	1,497	724	2,453
Loans, net of unearned income	$2,413,465	$2,381,224	$2,037,056	$1,993,580	$1,921,263

Colony Bankcorp, Inc.

Classified Loans

	2026		2025
	First		Fourth		Third		Second		First
(dollars in thousands)	Quarter		Quarter		Quarter		Quarter		Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$214	8	$1,438	10	$1,644	8	$126	4	$126	4
Other commercial real estate	23,966	52	22,871	52	12,973	45	16,687	48	18,578	51
Residential real estate	6,160	95	6,115	92	1,503	75	1,222	73	1,670	76
Commercial, financial & agricultural	8,655	107	9,857	109	7,947	90	7,071	64	6,077	58
Consumer and other	230	32	200	34	116	27	6	25	2	25
TOTAL	$39,225	294	$40,481	297	$24,183	245	$25,112	214	$26,453	214
Classified loans to total loans	1.63%		1.70%		1.19%		1.26%		1.38%

Colony Bankcorp, Inc.

Criticized Loans

	2026		2025
	First		Fourth		Third		Second		First
(dollars in thousands)	Quarter		Quarter		Quarter		Quarter		Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$6,574	34	$17,605	13	$14,393	12	$2,207	10	$4,028	11
Other commercial real estate	54,522	69	40,073	71	24,934	60	30,034	69	28,869	70
Residential real estate	12,522	103	11,515	99	6,528	81	7,224	79	8,289	83
Commercial, financial & agricultural	12,892	114	15,197	120	14,403	99	15,212	85	14,501	82
Consumer and other	230	32	331	35	247	28	137	26	136	26
TOTAL	$86,740	352	$84,721	338	$60,505	280	$54,814	269	$55,823	272
Criticized loans to total loans	3.59%		3.56%		2.97%		2.75%		2.91%